SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (the "Agreement") is made as of October 28th, 2005 by and between Roo Broadcasting Limited, an Australian non-listed public corporation ("RBL") and a 100% owned subsidiary of ROO Group, Inc., a Delaware corporation ("ROO"), and Lee Investment Trust, Bollen Investment Trust, Campion Investment Trust (collectively, the "Sellers").

                                   WITNESSETH:

WHEREAS, the Sellers own 100% of the outstanding shares of ordinary shares (which have a fully paid up value of $100) Factory 212 Pty Ltd ("Factory212"), a Victorian, Australian corporation; and

WHEREAS, RBL desires to purchase from the Sellers and the Sellers desire to sell to RBL, 51 shares of ordinary shares of Factory212, which represents 51% of the outstanding shares of ordinary shares of Factory212 (the "Factory212 Shares") upon the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the mutual covenants and promises herein contained and upon the terms and conditions hereinafter set forth, the parties hereto, intending to be legally bound, agree as follows:

1.       CONDITION PRECEDENT.

         ALL TERMS OF THIS AGREEMENT ARE SUBJECT TO AND CONDITIONED UPON EXECUTION BY ALL PARTIES HEREOF TO THAT CERTAIN AMENDMENT AGREEMENT TO THE STOCK PURCHASE AGREEMENT DATED AS OF MARCH 11, 2004 (THE "PURCHASE AGREEMENT") AMONG ROO GROUP, INC., A DELAWARE CORPORATION (THE "PURCHASER"), AND THE SHAREHOLDERS OF REALITY GROUP PTY LTD., A CORPORATION EXISTING UNDER THE LAWS OF AUSTRALIA, (COLLECTIVELY, THE "SELLERS"), DATED OCTOBER 28th 2005.

1.       PURCHASE AND SALE OF THE FACTORY212 SHARES.

Subject to the Condition Precedent and upon the terms and conditions herein contained, at the Closing (as defined in Section 3), the Sellers agree to sell the Factory212 Shares to RBL and RBL agrees to purchase the Factory212 Shares from the Sellers, free and clear of all liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description.

2.       CONSIDERATION.

2.1 The purchase price for the Factory212 Shares (the "Purchase Price") shall be as follows:

                  (a) ten thousand shares (10,000) of ordinary shares of ROO (the "Initial ROO Shares") issued on the Closing Date; and

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                  (b)      subject to Section 2.2 hereof, ROO may issue
                           additional shares of common stock of ROO (the "Additional ROO Shares"), issuable after 31 December 2007, up to the maximum number calculated from the following formula:

            51% of (1 x Factory212 Revenue + 4 x Factory212 Earnings)
            ---------------------------------------------------------
                             Average ROO Share Price

         "Factory212 Revenue" means the billings less all media and third party supplier costs of Factory212 for the 12 month period ending 31 December 2007.

         "Factory212 Earnings" means the earnings of Factory212 before tax and after deduction of interest and all other expenses for the 12 month period ending 31 December 2007.

         "Average Share Price" means the average price of the ROO common stock over the final 5 trading days of December 2007.

         The Purchase Price shall be allocated to the Sellers in accordance with Annex A.

2.2 If ROO does not issue the maximum number of Additional ROO Shares as calculated in accordance with Section 2.1(b) above, its 51% ownership of Factory212 will be reduced on a pro rata basis by the difference between the maximum number of Additional ROO Shares and the actual number of Additional ROO Shares issued. Solely for purposes of clarification, if, for example, the maximum number of Additional ROO Shares equals 100,000 and the actual number of Additional ROO Shares issued by ROO equals 50,000, then the percentage ownership by ROO of Factory212 shall be reduced by 50% [(100,000 - 50,000) / 100,000], and shall equal 25.5%. If ROO does not issue any Additional ROO Shares, ROO will relinquish all of its 51% ownership of Factory 212 and all rights to any dividends declared or payable. In any event, the Sellers will be entitled to retain ownership of the Initial ROO Shares. Notwithstanding anything contained in this clause if the Factory212 Earnings are greater than 15% of the Factory212 Revenue and the number of Additional Shares to be issued are less than 4.9% of the then current outstanding shares of ROO, ROO will proceed with the issuance of the maximum number of Additional Shares.

2.3 If ROO fails to meet its material obligations under that certain Amendment No. 1 to the Stock Purchase Agreement dated as of March 11, 2004 among ROO and the shareholders of Reality Group Pty Ltd., a corporation existing under the laws of Australia, then ROO hereby agrees that the Sellers may in their sole discretion require ROO to relinquish all of its ownership of Factory212 and return ownership its Factory212 Shares to the Sellers. In such event, ROO agrees that the Sellers shall be entitled to retain ownership of their Initial ROO Shares.

2.4 The Initial ROO Shares and Additional ROO Shares will not be registered under the United States Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state, and absent an exemption from registration contained in such laws, cannot be transferred, hypothecated, sold or otherwise disposed of until (i) a registration statement with respect to such securities is declared effective under the Securities Act, or (ii) the Sellers receive an opinion of counsel for ROO that an exemption from the registration requirements of the Securities Act is available.

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2.5      After the issuance of the Additional ROO Shares the Sellers can request
         Purchaser to prepare and file with the United States Securities and Exchange Commission (the "Commission") a registration statement under the United States Securities Act of 1933, as amended (the "Securities Act"), providing for the resale of the Additional ROO Shares. The cost of the registration statement including but not limited to Legal Fees and Audit Fees shall be bourne by the Sellers an estimate amount of which shall be paid in advance of the prearation of the registration statement.

3.       CLOSING.

3.1 The closing of the transactions contemplated by this Agreement (the "Closing") shall take place within ten (10) business days of the execution of this Agreement (hereinafter the "Closing Date").

3.2 At the Closing, the Sellers shall deliver to RBL certificates representing the Factory212 Shares and executed stock power(s) or other documents satisfactory to RBL permitting transfer to RBL of the Factory212 Shares.

3.3 At Closing, the parties shall deliver all certificates representing the Initial ROO Shares and the Factory212 Shares and shall deliver all other executed documents and agreements contemplated by this Agreement.

4.       REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Each Seller represents and warrants to RBL and ROO as follows:

4.1 Factory212 is a corporation duly organized, validly existing and in good standing under the laws of the State of Victoria, Australia

4.2 This Agreement constitutes a valid and legally binding obligation of each Seller, enforceable in accordance with its terms and conditions except to the extent the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights or by general equitable principles.

4.3 Upon the issuance and delivery of the Factory212 Shares in accordance with the terms and conditions set forth herein, the Factory212 Shares shall be validly issued, fully paid and non-assessable.

4.4 The Factory212 Shares represent 51% of the issued and outstanding shares of capital stock of Factory212. There are no outstanding obligations, options, warrants, convertible securities, subscriptions, or other commitments or rights (matured or contingent) of any nature to acquire or subscribe for any securities or other equity interests of or in Factory212 (whether by law or by pre-emptive or contractual right). There are no bonds, debentures, notes or other indebtedness of Factory212 having the right to vote (or convertible into, or

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         exchangeable for, securities having the right to vote) on any matter on which any stockholder of Factory212 may vote. There are no preemptive rights, rights of first refusal, voting rights, change of control or similar rights, anti-dilution protections or other rights which any stockholder, officer, employee or director of Factory212 would be entitled to exercise or invoke as a result of the purchase by ROO of the Factory212 Shares.

4.5 The Factory212 Shares are being transferred to RBL free and clear of any liens, claims, charges, rights, restrictions, options, preemptive rights, mortgages, deeds of trust, easements, leases, hypothecations, assessments, pledges, encumbrances, claims of equitable interest or security interests of any kind or nature whatsoever.

4.6 Each Seller acknowledges that the transactions contemplated by this Agreement, including the offering of the Initial ROO Shares and the Additional ROO Shares hereby, have not been reviewed by the United States Securities and Exchange Commission (the "Commission") or any state agency because it is intended to be a nonpublic offering exempt from the registration requirements of the Securities Act and state securities laws. Each Seller understands that RBL and ROO are relying in part upon the truth and accuracy of, and each Seller's compliance with the representations, warranties, agreements, acknowledgments and understandings of each Seller set forth herein in order to determine the availability of such exemptions and the eligibility of the Sellers to acquire any the Initial ROO Shares and the Additional ROO Shares.

4.7 The Sellers are acquiring the Initial ROO Shares and the Additional ROO Shares for their own account, for investment purposes only and not with a view to resale or other distribution thereof, nor with the intention of selling, transferring or otherwise disposing of all or any part of such Initial ROO Shares and Additional ROO Shares, or any interest therein, for any particular price, or at any particular time, or upon the happening of any particular event or circumstances, except selling, transferring, or disposing of such Initial ROO Shares and Additional ROO Shares made in full compliance with all applicable provisions of the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act"), and the rules and regulations promulgated by the Securities and Exchange Commission thereunder, all as amended; and the Sellers acknowledge that the Initial ROO Shares and Additional ROO Shares must be held indefinitely unless they are subsequently registered under the Securities Act, or an exemption from such registration is available.

4.8 Each Seller agrees that it is acquiring the Initial ROO Shares and the Additional ROO Shares pursuant to this Agreement in an offshore transaction pursuant to Regulation S, promulgated under the Securities Act, and hereby represents to RBL and ROO as follows:

            (a) Such Seller is outside the United States when receiving and executing this Agreement;

            (b) Seller was not induced to invest in the Initial ROO Shares and the Additional ROO Shares offered hereby by any form of general solicitation or general advertising including, but not limited to, the following: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over the news or radio; and (ii) any seminar or meeting whose attendees were invited by any general solicitation or advertising; and

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            (c)   Seller has not acquired the Initial ROO Shares and the
                  Additional ROO Shares pursuant to this Agreement as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the Securities Act) in the United States in respect of any such securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of such securities; provided, however, that the Seller may sell or otherwise dispose of such securities pursuant to registration of the securities under the Securities Act and any applicable state and provincial securities laws or under an exemption from such registration requirements and as otherwise provided herein.

4.9 Each Seller acknowledges and agrees that ROO will refuse to register the transfer of the Initial ROO Shares and the Additional ROO Shares acquired pursuant to this Agreement not made in accordance with the provisions of Regulation S under the Securities Act, pursuant to an effective registration statement under the Securities Act, or pursuant to an available exemption from the registration requirements of the Securities Act and in accordance with applicable state and provincial securities laws.

4.10 Each Seller understands and agrees that offers and sales of the Initial ROO Shares and the Additional ROO Shares acquired pursuant to this Agreement prior to the expiration of a period of one year after the date of transfer of such securities under this Agreement (the "Distribution Compliance Period"), shall only be made in compliance with the safe harbor provisions set forth in Regulation S under the Securities Act, pursuant to the registration provisions of the Securities Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the Securities Act or an exemption therefrom, and in each case only in accordance with all applicable securities laws.

4.11 Each Seller understands and agrees not to engage in any hedging transactions involving the Initial ROO Shares and the Additional ROO Shares acquired pursuant to this Agreement prior to the end of the Distribution Compliance Period unless such transactions are in compliance with the Securities Act.

4.12 The Sellers have sufficient knowledge and experience of financial and business matters, is able to evaluate the merits and risks of purchasing the Initial ROO Shares and Additional ROO Shares.

4.13 The Sellers have not relied upon any representations or other information (whether oral or written) from RBL or ROO, or any of their respective officers, directors, employees or agents other than as expressly set forth herein.

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4.14     The Sellers are the sole beneficial owner of the Factory212 Shares, and own the Factory212 Shares free and clear of all mortgages, pledges, restrictions, liens, charges, encumbrances, security interests, obligations or other claims.

4.15 All intellectual property relating to all applications developed by Factory212 or by the Sellers for Factory212, and all domain names, business plans, equipment, and software used to operate and develop Factory212's products and solutions, are owned by Factory212 free and clear of all mortgages, pledges, restrictions, liens, charges, encumbrances, security interests, obligations or other claims.

4.16 Factory212 is and has been in compliance in all material respects with all federal, state, local and foreign laws, statutes, ordinances, regulations, orders, judgments, injunctions, awards or decrees (collectively, "Laws") applicable to it or any of its properties or operations, including, without limitation, all environmental laws. Factory212 has not received any notice of violation or alleged violation of any Law by it. Factory212 has all licenses, permits, orders and approvals of federal, state, local and foreign governmental or regulatory bodies necessary for the conduct of its business and operations, (collectively, the "Permits") free and clear of all liens, the existence of which liens would have a material adverse effect on Factory212. All material Permits of Factory212 are valid and in full force and effect. No violations have occurred in respect of any such Permit and no action or proceeding is pending or, to the knowledge of Factory212, threatened to revoke or limit any such Permit. All material Permits are renewable by their terms or in the ordinary course of business without the need of Factory212 complying with any special qualification or procedures or paying any amounts other than routine filing fees. None of the Permits will be adversely affected by the consummation of the transactions contemplated hereby.

4.17 There are no actions, suits, proceedings, or other litigation pending or, to the knowledge of the Sellers, threatened against Factory212 , at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality that, if determined adversely to Factory212, would individually or in the aggregate have an adverse effect on the business, assets, properties, operating results, prospects, or condition, financial or otherwise, of Fcatory212 and/or the Factory212 Shares.

4.18 The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) result in any lien upon any of the property of Factory212 or (ii) violate, conflict with or otherwise result in the breach of any of the terms and conditions of, result in a material modification of or accelerate or trigger the rights of any person under, or constitute (or with notice or lapse of time or both would constitute) a default under
         (a) any provision or restriction of any charter, bylaw, loan, indenture, or mortgage of Factory212; (b) any provision or restriction of any lien, lease, agreement, contract, instrument, order, judgment, award, decree, ordinance or regulation or any other restriction of any kind or character to which any assets or properties of Factory212 are bound or subject; or (c) any Permit. No consent, approval or authorization of, or declaration or filing with, any governmental authority or other person is required on the part of the Sellers or Factory212 in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, except such filings as may be required or advisable under federal or state securities laws.

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4.19     There are no material suits or actions, administrative, arbitration or other proceedings or governmental investigations pending or threatened against or affecting Factory212 or any of its properties or assets and Factory212 does not know of any valid basis for any such suits, actions, proceeding or investigation. No person has made a claim against Factory212 alleging any personal, property or economic injury, loss or damage incurred as a result of or relating to the use or consumption of any products sold or manufactured by or on behalf of, or services rendered by Factory212. There are no material judgments, orders, injunctions, decrees or awards against Factory212 that are not satisfied and remain outstanding.

4.20 Factory212 has not at any time during the last three (3) years had, nor is there now threatened, any walkout, strike, picketing, work stoppage, planned work slowdown or any similar occurrence. There are no material controversies or grievances pending or threatened between Factory212 and any of its employees. No union or other collective bargaining unit has been certified or formally recognized by Factory212 and, to the knowledge of Factory212, no efforts are pending regarding unionization of Factory212's employees. Factory212 is not aware that any officer or employee intends to terminate his/her employment with Factory212 nor does Factory212 have any present intention to terminate the employment of any of its officers or employees. Factory212 is not aware that any of its officers, employees or consultants is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, or any other restriction that would interfere with his/her duties to Factory212 or to promote the interests of Factory212 or that would conflict with Factory212's business as presently conducted.

4.21 Factory212 does not own, in fee or otherwise, or have the right or obligation to acquire any real property or buildings. All leases, subleases or other agreements under which Factory212 has the right to use or occupy any real property are valid agreements in full force and effect, create a good and valid leasehold estate in the property leased thereby, and Factory212 is in compliance with all the provisions of each such agreement and no other party thereto is in default thereunder.

4.22 Factory212 has good title to all of its properties and assets, free and clear of any lien, except (i) liens for taxes not yet due and payable, and (ii) liens of materialmen, mechanics, carriers, landlords and like persons which are not due and payable or which are being contested in good faith and which are not material in the aggregate. No third party owns or has any rights to any assets, know-how or other properties (tangible or intangible) presently used, or contemplated to be used, in connection with or relating to Factory212's business. All of Factory212's properties and assets, including the buildings, plants, structures and equipment are structurally sound, in good operating condition and repair and are adequate and useful for the uses for which they are currently being used. Other than in the ordinary course of business, no person has any written or oral agreement, option, understanding, commitment or any right or privilege to purchase from Factory212 any of Factory212's properties or assets.

4.23 Neither this Agreement nor any statement or other information furnished by the Sellers to RBL or ROO in connection with this Agreement or any of the transactions contemplated

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         hereby contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of circumstances in which they are made, not misleading. There is no fact known to Sellers which materially adversely affects the business, operations, properties, prospects or financial condition of Factory212 which has not been set forth in this Agreement, in any related agreement or other documents furnished to ROO by or on behalf of the Sellers.

4.24 None of the Sellers has employed or engaged any broker or finder in connection with the transactions contemplated by this Agreement and no fee or other compensation is or will be due and owing to any broker, finder, underwriter, placement agent or similar person in connection with the transactions contemplated by this Agreement.

4.25 The Sellers covenant and agree that between the date hereof and the Closing Date the business of Factory212 shall be conducted only in the ordinary course, and consistent with past practice. Without limiting the generality of the foregoing, except as otherwise approved in writing by ROO:

            (a) Except for the transaction contemplated hereby, Factory212 shall not enter into any contract, agreement or other arrangement which would constitute a material contract, except for contracts to sell or supply goods or services to customers in the ordinary course of business at prices and on terms substantially consistent with the prior operating practices of Factory212;

            (b) Except for sales of personal property in the ordinary course of its business, Factory212 shall not sell, assign, transfer, mortgage, convey, encumber or otherwise dispose of, or cause the sale, assignment, transfer, mortgage, conveyance, encumbrance or other disposition of any of the assets or properties of Factory212 or any interest therein;

            (c) Factory 212 shall not acquire any material assets, except expenditures made in the ordinary course of business as reasonably necessary to enable Factory212 to conduct its normal business operations and to maintain its normal inventory of goods and materials, at prices and on terms substantially consistent with current market conditions and prior operating practices;

            (d) the books, records and accounts of Factory212 shall be maintained in the usual, regular and ordinary course of business on a basis consistent with prior practicesand in accordance with IAS.;

            (e) Factory212 shall use its reasonable efforts to preserve its business organization, to preserve the good will of its suppliers, customers and others having business relations with Factory212, and to retain the services of key employees and agents of Factory212;

            (f) except as it may terminate in accordance with the terms of this Agreement, Factory212 shall keep in full force and effect, and not cause a default of any of its obligations under, each of their contracts and commitments;

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            (g)   Factory212 shall duly comply in all material respects with all laws applicable to it and to the conduct of its business;

            (h) Factory212 shall not create, incur or assume any liability or indebtedness, except in the ordinary course of business consistent with past practices;

            (i) other than as contemplated in this Agreement, Factory212 shall not apply any of its assets to the direct or indirect payment, discharge, satisfaction or reduction of any amount payable directly or indirectly to or for the benefit of any shareholder or any related party; and

            (j) Factory212 shall not take or omit to take any action which would render any of the representations or warranties untrue or misleading, or which would be a breach of any of the covenants.

4.26 Except as contemplated in this Agreement, Factory212 shall not materially alter its organization, capitalization, or financial structure, practices or operations. Without limiting the generality of the foregoing:

            (a) no change shall be made in the certificate of incorporation and bylaws of Factory212;

            (b) no change shall be made in the authorized or issued capital stock of Factory212;

            (c) Factory212 shall not issue or grant any right or option to purchase or otherwise acquire any of its capital stock or other securities;

            (d) no dividend or other distribution or payment shall be declared or made with respect to any of the capital stock of Factory212; and

            (e) no change shall be made affecting the banking arrangements of Factory212.

4.27 The Sellers shall promptly notify RBL and ROO in writing of the occurrence, or threatened occurrence, of any event that would constitute a breach or violation of this Agreement by any party or that would cause any representation or warranty made by the notifying party in this Agreement to be false or misleading in any respect. The Sellers will promptly notify RBL and ROO of any event that could have a material adverse effect on the business, assets, financial condition or prospects of Factory212.

4.28 Each representation and warranty shall survive the consummation of transactions contemplated by this Agreement irrespective of any investigations or inquiries made by any party or any knowledge that any party may possess, and RBL and ROO shall be entitled to rely upon such representation or warranty irrespective of any investigations, inquiries or knowledge.

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5        REPRESENTATIONS AND WARRANTIES OF RBL.

RBL hereby represents, warrants and acknowledges to the Sellers as follows:

5.1 RBL is a corporation duly organized, validly existing and in good standing under the laws of the State of Victoria, Australia.

5.2 The execution, delivery and performance of this Agreement have been duly authorized by RBL's Board of Directors. RBL has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement constitutes a valid and legally binding obligation of RBL, enforceable in accordance with its terms and conditions except to the extent the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights or by general equitable principles.

5.3 RBL has not employed or engaged any broker or finder in connection with the transactions contemplated by this Agreement and no fee or other compensation is or will be due and owing to any broker, finder, underwriter, placement agent or similar person in connection with the transactions contemplated by this Agreement.

5.4 RBL has not relied upon any representations or other information (whether oral or written) from the Sellers or Factory212, or any of their officers, directors, employees or agents other than as expressly set forth herein.

6.       REPRESENTATIONS AND WARRANTIES OF ROO

ROO hereby represents and warrants to the Sellers as follows:

6.1 ROO is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

6.2 The execution, delivery and performance of this Agreement have been duly authorized by ROO's Board of Directors. ROO has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement constitutes a valid and legally binding obligation of ROO, enforceable in accordance with its terms and conditions except to the extent the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights or by general equitable principles.

6.3 Upon the issuance and delivery of the Initial ROO Shares and the Additional ROO Shares in accordance with the terms and conditions set forth herein, the Initial ROO Shares and the Additional ROO Shares shall be validly issued, fully paid and non-assessable.

6.4 There is no material adverse information regarding ROO, its business, operations financial status or prospects except as set forth in ROO's publicly available filings with the Commission or press releases.

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6.5      ROO has not employed or engaged any broker or finder in connection with the transactions contemplated by this Agreement and no fee or other compensation is or will be due and owing to any broker, finder, underwriter, placement agent or similar person in connection with the transactions contemplated by this Agreement.

6.6 ROO has not relied upon any representations or other information (whether oral or written) from the Sellers or Factory212, or any of their officers, directors, employees or agents other than as expressly set forth herein.

7.       POST-CLOSING COVENANTS.

7.1 Immediately following Closing, the Sellers shall deliver to ROO the resignations of all of the then serving members of the Board of Directors of Factory212, except for two existing Board members who shall remain. Upon receiving such resignations, ROO shall cause RBL to appoint two directors to the Board of Directors of Factory212. This will result in a total of four directors on the Board of Directors of Factory212, two appointed by the Sellers and two appointed by RBL.

7.2 As soon as practicable after the Closing, but in no event later than five business days after the Closing, the Sellers shall deliver to RBL copies of the corporate minute books for Factory212 and original or certified copies of such other Factory212 corporate documents and files as RBL may reasonably request.

7.3 After the Closing, at the request of any party, the other parties shall execute, acknowledge and deliver, without further consideration, all such further assignments, conveyances, endorsements, deeds, powers of attorney, consents and other documents and take such other action as may be reasonably requested to consummate the transactions contemplated by this Agreement.

8.       INDEMNIFICATION

8.1 Subject to the limitations of this Section 8, each Seller shall jointly and severally indemnify, defend and hold harmless RBL and ROO and their respective directors, officers, equity holders, agents, affiliates, successors and permitted assigns or each of them from and against, and shall pay and/or reimburse the foregoing persons for, any and all losses, liabilities, claims, obligations, damages and costs and expenses (including reasonable attorneys' fees and disbursements and other costs incurred or sustained by an Indemnitee (as defined below) in connection with the investigation, defense or prosecution of any such claim or any action or proceeding between the Indemnitee and the Indemnifying Party (as defined below) or between the Indemnitee and any third party or otherwise), whether or not involving a third-party claim (collectively, "Losses"), relating to or arising out of the breach of any representation, warranty, covenant or agreement of the Sellers hereunder.

8.2 Subject to the limitations of this Section 8, RBL and ROO shall indemnify, defend and hold harmless the Sellers and their, agents, affiliates, successors and permitted assigns from and against, and shall pay and/or reimburse the foregoing persons for, any and all Losses relating to or arising out of the breach of any representation, warranty, covenant or agreement of RBL contained in this Agreement.

8.3 If any party (the "Indemnitee") receives notice of any claim or the commencement of any action or proceeding with respect to which the other party (or parties) is obligated to provide indemnification (the "Indemnifying Party") pursuant to Sections 8.1 or 8.2 hereof, the Indemnitee shall give the Indemnifying Party written notice thereof within a reasonable period of time following the Indemnitee's receipt of such notice. Such notice shall describe the claim in reasonable detail and shall indicate the amount (estimated if necessary) of the Losses that have been or may be sustained by the Indemnitee. The Indemnifying Party may, subject to the other provisions of this Section 8.3, compromise or defend, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any such matter involving the asserted liability of the Indemnitee in respect of a third-party claim. If the Indemnifying Party elects to compromise or defend such asserted liability, it shall within 30 days (or sooner, if the nature of the asserted liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee, shall reasonably cooperate, at the request and reasonable expense of the Indemnifying Party, in the compromise of, or defense against, such asserted liability. The Indemnifying Party will not be released from any obligation to indemnify the Indemnitee hereunder with respect to a claim without the prior written consent of the Indemnitee, unless the Indemnifying Party delivers to the Indemnitee a duly executed agreement settling or compromising such claim with no monetary liability to or injunctive relief against the Indemnitee and a complete release of the Indemnitee with respect thereto. The Indemnifying Party shall have the right to conduct and control the defense of any third-party claim made for which it has been provided notice hereunder. All costs and fees incurred with respect to any such claim will be borne by the Indemnifying Party. The Indemnitee will have the right to participate, but not control, at its own expense, the defense or settlement of any such claim; provided, that if the Indemnitee and the Indemnifying Party shall have conflicting claims or defenses, the Indemnifying Party shall not have control of such conflicting claims or defenses and the Indemnitee shall be entitled to appoint a separate counsel for such claims and defenses at the cost and expense of the Indemnifying Party. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are reasonably required for such defense.

8.4 Notwithstanding anything contained in this Section 8 to the contrary, no Indemnifying Party will be obligated to indemnify an Indemnitee and hold them harmless from and against any punitive, consequential or indirect damages, or any asserted or established claim for any damages which provides for recovery based on any multiple of losses, multiple of lost profits or multiple of lost anticipated profits and any losses shall be strictly limited to the cash value of the Initial ROO Shares and Additional ROO Shares based on the closing sale price ROO's common stock on the U.S. OTC Bulletin Board on the date of issuance by ROO. The determination of any loss for which indemnification may be claimed under this Section 8 shall be net of any tax (or other) benefit derived, insurance proceeds or third party reimbursement received or recoverable (but adjusted for any tax incurred as a result of the receipt of such amounts) by the party bearing such liability, claim, lien, encumbrance, charge, fine or penalty as a result thereof. The sole remedy of the parties hereto for any and all claims of the nature described in this Section 8 hereof shall be the indemnity set forth in such section.

9.       MISCELLANEOUS

9.1 The Sellers acknowledge that on October 3, 2005, ROO caused a one-for-50 reverse split of ROO's outstanding shares of ordinary shares. ALL NUMERICAL REFERENCES TO SHARES OF ROO'S ORDINARY SHARES, INCLUDING THE INITIAL ROO SHARES AND THE ADDITIONAL ROO SHARES, IN THIS AMENDMENT ARE POST ONE-FOR-50 REVERSE STOCK SPLIT NUMBERS.

9.2 This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and permitted assigns. Except as otherwise set forth herein, this Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto. Except as otherwise set forth herein, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

9.3 All notices, requests, demands and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person, or transmitted by telecopy or telex, or upon receipt after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made, at the following addresses (or such others as shall be provided in writing hereinafter):

            (a)      If to the Sellers, to:
                     Grant Lee
                     c/o 42 Barkly St
                     St Kilda VIC 3182
                     AUSTRALIA

            (b)      If to RBL or ROO,to:
                     Robert Petty
                     c/o ROO Group, Inc.
                     228 East 45th Street, 8th Floor
                     New York, New York 10017
                     Facsimile:

                     with a copy to (which shall not constitute notice):
                     Attn: Richard A. Friedman, Esq.
                     Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Floor
                     New York, New York 10018
                     Facsimile: (212) 930-9725

9.4 This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous representations, warranties, agreements and understandings in connection therewith. Except as otherwise provided in this Section 9.4, this Agreement may be amended only by a writing executed by all parties hereto. No party shall be liable or bound to the other in any manner by any warranties, representations or covenant except as specifically set forth herein.

9.5 The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

9.6 This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

9.7 This Agreement shall be construed as to both validity and performance and enforced in accordance with and governed by the laws of the State of New York in the United States, without giving effect to the conflicts of law principles thereof, and shall be binding upon and shall inure to the benefit of the parties and their respective heirs, estate, legal representatives, successors and assigns.

9.8 In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

9.9 Any dispute, controversy or claim arising out of, relating to, or in connection with, this Agreement, or the breach, termination or validity thereof, except for claims for equitable, including injunctive, relief, shall be finally settled by arbitration conducted in accordance with this Section.

            (a) The arbitration shall be conducted in accordance with the rules of the American Arbitration Association (the "AAA") in effect at the time of the arbitration, except as they may be modified herein or by mutual agreement of the parties. The seat of the arbitration shall be New York, NY. Each party hereby irrevocably submits to the jurisdiction of the arbitrator in New York, NY and waives any defense in an arbitration based upon any claim that such party is not subject personally to the jurisdiction of such arbitrator, that such arbitration is brought in an inconvenient forum or that such venue is improper.

            (b) The arbitration shall be conducted by one arbitrator, who shall be appointed by the AAA. The arbitrator shall have the authority only to enforce the legal and contractual rights of the parties and shall not add to, modify, disregard, or refuse to enforce any contractual provision. There shall be no pre-arbitration discovery. The parties acknowledge and agree that by entering into this Agreement they are agreeing to this arbitration provision and are waiving all rights to a trial by jury. The arbitral award shall be in writing and shall be final and binding on the parties. The award shall include an award of costs, including the fees and costs of the arbitrators and reasonable attorneys' fees and disbursements in accordance with the arbitrator's view of the merits of the parties' respective positions in the dispute. Except upon a finding of actual fraud, intentional or knowing misrepresentation, willful and knowing omissions of material fact or willful misconduct, no such award shall include punitive damages. Judgment upon the award may be entered by any governmental authority having jurisdiction thereof or having jurisdiction over the parties or their assets.

9.10 All representations and warranties of the parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing hereunder for a period of two years after Closing.


9.11 This Agreement may not be modified or changed except by an instrument or instruments in writing executed by the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ROO GROUP, INC.                                ROO BROADCASTING LIMITED


Signed: /s/ Robin Smyth                        Signed:   /s/ Robin Smyth
      ------------------------------                  --------------------------

Name:   Robin Smyth                            Name:     Robin Smyth
      ------------------------------                  --------------------------

Title:  Director                               Title:    Director
      ------------------------------                  --------------------------

Date:   28/10/05                               Date:     28/10/05
      ------------------------------                  --------------------------



TRUISTIC PTY LTD ATF LEE INVESTMENT TRUST

Signed: /s/ Grant Lee
      ------------------------------

Name:   Grant Lee
      ------------------------------

Title:  Director
      ------------------------------

Date:   28/10/05
      ------------------------------

MICHAEL BOLLEN ATF THE BOLLEN INVESTMENT TRUST

Signed: /s/ Michael Philip Bollen
      ------------------------------

Name:   Michael Philip Bollen
      ------------------------------

Title:  Director
      ------------------------------

Date:   28-10-05
      ------------------------------


GAVIN CAMPION ATF THE CAMPIOIN INVESTMENT TRUST

Signed: /s/ Gavin Campion
      ------------------------------

Name:   Gavin Campion
      ------------------------------

Title:  Director
      ------------------------------

Date:   28-10-05
      ------------------------------

                                     Annex A
                            Purchase Price Allocation



Seller:                                                 Initial ROO Shares:
------

Truistic Pty Ltd atf Lee Investment Trust                     4,300

Michael Bollen atf the Bollen Investment Trust                1,300

Gavin Campion atf the Campion Investment Trust                4,400